Exhibit 31.4 Certification by the Chief Financial Officer pursuant to Securities Exchange Act Rules 13a-14(a) and 15d-14(a) as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 I, Sarah Glickman, certify that: 1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Criteo S.A.; and 2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; Date: April 28, 2026 By: /s/ Sarah Glickman Name: Sarah Glickman Title: Chief Financial Officer (Principal Financial and Accounting Officer)